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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-8833 and 33-78340) pertaining to the 1987 and 1994 Stock Option Plans of OptimumCare Corporation of our report dated March 21, 1997, with respect to the consolidated financial statements and schedule of OptimumCare Corporation included in the Annual Report (Form 10K) for the year ended December 31, 1996.


                                                /s/ ERNST & YOUNG LLP
                                                ----------------------
                                                    Ernst & Young LLP

Orange County, California
March 27, 1997